FIRST AMENDMENT TO OFFER LETTER AGREEMENT This First Amendment to Offer Letter Agreement (this "Amendment") is effective as of November 4, 2025 (the "Effective Date"), by and between Ubiquiti Inc., a Delaware corporation (the "Company"), and Kevin Radigan ("Employee"). This Amendment amends that certain Offer Letter Agreement, dated as of March 1, 2016 (the "Offer Letter"), by and between the Company and Employee. Capitalized terms used herein without definition shall have the meanings given to such terms in the Offer Letter. WHEREAS, pursuant to Section 13 of the Offer Letter, the Offer Letter may be amended by an agreement in writing by and between Employee and a duly authorized representative of the Company, and Employee and the Company desire to amend the Offer Letter as provided for in this Amendment. NOW THEREFORE, for good and valuable consideration (receipt and sufficiency of which are hereby acknowledged), and intending to be legally bound hereby, the parties hereto agree as follows: 1. Recitals. The recitals set forth above are incorporated herein by reference and are expressly acknowledged and agreed to by the parties hereto. 2. Amendments to Section 8. Section 8 of the Offer Letter is hereby amended as follows: (a) the first sentence of Section 8 of the Offer Letter is amended by removing the phrase "your then-effective base salary" where it appears and substituting the phrase "payments at an annual rate of Eight Hundred Thousand dollars ($800,000.00)" in lieu thereof; (b) the second paragraph of Section 8 of the Offer Letter, defining "Cause," is hereby amended by removing the phrase "or (iv)" where it appears and substituting the phrase ", (iv) failure or refusal to follow the reasonable instructions or direction of the Company's Board of Directors, any committee thereof, or the Company's Chief Executive Officer, or (v)" in lieu thereof; and (c) the fourth paragraph of Section 8 of the Offer Letter, defining "Severance Period," is hereby amended by (i) removing the phrase "of six (6) months" in its entirety, and (ii) inserting the phrase "and ending on the two (2) year anniversary of the Effective Date" immediately prior to the final period of the paragraph. 3. New Section 14. A new Section 14 is hereby added to the Offer Letter to read as follows: “Section 409A. It is intended that any amounts payable under this letter agreement shall comply with and avoid the imputation of any tax penalty or interest to Employee under Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and this letter agreement shall be construed and interpreted consistently with that intent. A termination of employment shall not be deemed to have occurred for purposes of any provision of this letter agreement providing for the payment of any amounts or benefits upon or following a termination of employment which amounts or benefits constitute “deferred compensation” subject to Section 409A unless such termination is also a “separation from service” within the meaning of Section 409A. To the extent any payments of money or other benefits due to you hereunder could cause the application of an accelerated or additional tax under Section 409A, such payments or other benefits shall be deferred, if deferral will make such payment or other benefits compliant under Section 409A, or otherwise such payment or other benefits shall be restructured, to the extent possible, in a manner determined by the Company that does not cause such an accelerated or additional tax. Each payment made under this letter agreement shall be designated as a “separate payment” within the meaning of Section 409A. In the event that any payments of deferred compensation subject to Section 409A are subject Exhibit 10.1

2 to the execution and non-revocation of a Release and the period during which you may enter into such Release straddles two calendar years, any such deferred compensation payments shall be paid in the second of such calendar years." 4. Counterparts. This Amendment may be executed and delivered (including by facsimile transmission or by means of portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. 5. No Other Changes. Except as expressly modified by this Amendment, the Offer Letter remains in full force and effect. Any reference to the Offer Letter in any other document or agreement between or delivered by any of the parties to the Offer Letter shall be deemed to refer to the Offer Letter as amended by this Amendment. 6. Incorporation of Certain Provisions. Section 13 of the Offer Letter is incorporated herein by reference and applies to this Amendment mutatis mutandis. [signature page follows]

[Signature Page to First Amendment to Offer Letter Agreement] IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first written above. COMPANY UBIQUITI INC. By : /s/ Robert J. Pera Name : Robert Pera Its : Chief Executive Officer EMPLOYEE /s/ Kevin Radigan Kevin Radigan